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EXHIBIT 4.12

NOVONIX Limited

The party described as the Investor in Schedule 1

Unsecured Convertible Note Agreement

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Contents
1	Definitions and interpretation		1
	1.1	Definitions	1
	1.2	Interpretation	4
	1.3	Statements on the basis of knowledge or belief	5
2	Conditions Precedent		5
	2.1	Conditions Precedent	5
	2.2	Parties must co-operate	5
	2.3	Specific obligations of cooperation	5
	2.4	Waiver	6
	2.5	Failure of Conditions Precedent	6
3	Subscription		6
	3.1	Subscription requirements	6
	3.2	Issue of Convertible Notes	6
4	General terms of issue		6
	4.1	Convertible Notes	6
	4.2	Adjustments	7
	4.3	No shareholder rights	7
	4.4	Consultation Right	7
5	Interest		7
	5.1	Interest	7
	5.2	Gross up	8
6	Actions on Maturity Date		8
7	Payments		8
	7.1	Payment manner	8
	7.2	Payment dates	8
8	Conversion		8
	8.1	General Restriction	9
	8.2	Conversion right	9
	8.3	Issuer to procure quotation	10
9	Convertible Note Certificates		10
	9.1	On conversion	10
	9.2	Loss or destruction	10
10	Cancellation of Convertible Note		11
11	Obligations of Issuer		11
	11.1	Restrictions on the Issuer	11
	11.2	Positive undertakings	11
12	Representations		11
	12.1	Issuer Warranties	11
	12.2	Investor Warranties	13
	12.3	Survival and independence	13
	12.4	Reliance	14
13	Default and Early Redemption		14
	13.1	Events of Default	14
	13.2	Consequences of default	14
14	GST		15

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	14.1	Definitions	15
	14.2	Consideration is GST exclusive	15
	14.3	Payment of GST	15
	14.4	Reimbursement of expenses	15
	14.5	No GST	15
15	General		15
	15.1	Confidentiality	15
	15.2	Entire Agreement	16
	15.3	Further assurances	16
	15.4	No waiver	16
	15.5	Severability	16
	15.6	Successors and assigns	16
	15.7	No assignment	16
	15.8	Consents and approvals	16
	15.9	Amendment	17
	15.10	Costs	17
	15.11	Governing law and jurisdiction	17
	15.12	Electronic signatures	17
	15.13	Notices	17
	15.14	Counterparts	19
	15.15	No right of set-off	19
	15.16	Relationship of parties	19
Schedule 1			20
	Party Details		20
Schedule 2			21
	Convertible Note Certificate		21

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This Agreement is made on the 7th day of June, 2023

Parties

1
NOVONIX Limited (ACN 157 690 830) of Level 8, 46 Edward Street, Brisbane QLD 4000 (Issuer).
2
The party described in Schedule 1 (Investor).

Recitals

A
The Issuer has agreed to issue to the Investor the Convertible Notes for the Aggregate Amount, on and subject to the terms of this Agreement.
B
The Investor has agreed to subscribe for the Convertible Notes, on and subject to the terms of this Agreement.

It is agreed as follows.

Definitions and interpretation
1.1
Definitions

In this Agreement:

Aggregate Amount has the meaning given to that term in Schedule 1.

ASIC means the Australian Securities and Investments Commission.

ASIC Instrument 2016/82 means the "ASIC Corporations (Sale Offers: Securities issued on Conversion of Convertible Notes) Instrument 2016/82" made under sections 741 and 1020F of the Corporations Act.

Associates has the meaning given to that term in the Corporations Act.

ASX means the Australian Securities Exchange operated by ASX Limited (ABN 98 008 624 691).

Authorisation includes any authorisation, approval, consent, licence, permit, franchise, permission, filing, registration, resolution, direction, declaration, or exemption.

Board means the board of directors of the Issuer.

Business Day means a day that is not a Saturday, Sunday, public holiday or bank holiday in Sydney, Australia, Brisbane, Australia, or Seoul, Korea.

Claim includes a claim, notice, demand, action, proceeding, litigation, arbitration, alternative dispute resolution proceedings, investigation, judgment, damage, loss, cost, expense or liability however arising, whether present, unascertained, immediate, future or contingent, whether based in contract, tort or statute and whether involving a third party or a party to this Agreement.

Conditions Precedent has the meaning given to that term in clause 2.1.

Conditions Precedent End Date means the date that is two months after the date of this Agreement, or any other date agreed by the parties in writing.

Controller has the meaning it has in the Corporations Act.

Conversion Amount means, in respect of a Convertible Note, the aggregate of:

(a)
the Face Value of that Convertible Note; and

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(b)
the interest accrued in respect of that Convertible Note as at the Conversion Date, calculated in accordance with clause 5.1(a).

Conversion Date means, in respect of a Convertible Note, the date on which the Investor delivers a Conversion Notice to the Issuer.

Conversion Notice means a notice which the Investor delivers to the Issuer under clause 8.2(a).

Conversion Price means AUD $1.6 per Share, as adjusted by clause 4.2, if applicable.

Convertible Note means an interest-bearing redeemable unsecured convertible note issued by the Issuer to the Investor on the conditions set out in this Agreement and evidenced by a Convertible Note Certificate.

Convertible Note Certificate means a convertible note certificate substantially in the form set out in Schedule 2.

Corporations Act means the Corporations Act 2001 (Cth).

Determined Exchange Rate means, at the Investor’s option, either:

(a)
the prevailing Exchange Rate on the date of this Agreement; or
(b)
the average Exchange Rate during the thirty-day period immediately preceding the date of this Agreement.

Employee means an employee of a Group Member subject to an employment or services agreement with a Group Member as at the date of this Agreement.

Exchange Rate means, in respect of a date, the rate of exchange for the conversion of AUD$ to USD$ as published by REUTERS as at 11:00 a.m. (Sydney Time) on such date as set forth in the “Currencies” page (Currency Market Headlines | Breaking Stock Market News | Reuters). If those rates are not displayed for any reason, the rate will be as reasonably defined by the Investor by reference to any such other page as may replace that page or an equivalent market index for the purpose of displaying such exchange rate.

Face Value means in respect of a Convertible Note, AUD $1.00.

Final Conversion Date means the date on which the first purchase order for the Products under the Purchase Agreement is issued and accepted.

Government Agency means any government or any public, statutory, governmental (including a local government), semi-governmental or judicial body, entity, department or authority and includes any self-regulatory organisation established under statute.

Group means the Issuer and each of its Related Bodies Corporate.

Group Member means any member of the Group. A person is Insolvent if:

(a)
it is (or states that it is) an insolvent under administration or insolvent (each as defined in the Corporations Act);
(b)
it is in liquidation, in provisional liquidation, under administration or wound up or has had a Controller appointed to its property;
(c)
it is subject to any arrangement (including a deed of company arrangement or scheme of arrangement), assignment, moratorium, compromise or composition, protected from creditors under any statute or dissolved (in each case, other than to carry out a reconstruction or amalgamation while solvent on terms approved by the other parties to this agreement);

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(d)
an application or order has been made (and in the case of an application which is disputed by the person, it is not stayed, withdrawn or dismissed within 30 days), resolution passed, proposal put forward, or any other action taken, in each case in connection with that person, which is preparatory to or could result in any of (a), (b) or (c) above;
(e)
it is taken (under section 459F(1) of the Corporations Act) to have failed to comply with a statutory demand;
(f)
it is the subject of an event described in section 459C(2)(b) or section 585 of the Corporations Act (or it makes a statement from which another party to this agreement reasonably deduces it is so subject);
(g)
it is otherwise unable to pay its debts when they fall due; or
(h)
something having a substantially similar effect to (a) to (g) happens in connection with that person under the law of any jurisdiction.

Interest Rate means, subject to clause 5.1(a):

(a)
10% per annum, for the purposes of clause 13.2; and
(b)
4% per annum; for all other purposes.

Investor Warranties means the warranties given by the Investor to the Issuer as set out in clause 12.2.

Issue means the issue of the Convertible Notes to the Investor in accordance with clause 3.

Issue Date means the tenth Business Day after the Conditions Precedent are fulfilled or waived, unless otherwise agreed by the parties in writing.

Issuer Warranties means the warranties given by the Issuer to the Investor as set out in clause 12.1.

Joint Development Agreement means the joint development agreement between the Issuer and the Investor (or their respective Related Bodies Corporate) to be entered into on or around the date of this Agreement.

Listing Rules means the Listing Rules of the ASX, from time to time in force and applicable to the Issuer.

Maturity Date means the date that is 5 years after the date of this Agreement, or any other later date agreed in writing between the Investor and the Issuer.

Principal Amount means in respect of the Investor the aggregate Face Value of all Convertible Notes issued to the Investor, as reduced by any conversion, repayment, prepayment, redemption or cancellation in accordance with this Agreement.

Product has the meaning given to that term in the Joint Development Agreement.

Purchase Agreement has the meaning given to that term in the Joint Development Agreement.

Related Body Corporate has the meaning given to that term in the Corporations Act, but disregarding section 48(2) of the Corporations Act in respect of shares held or powers exercisable by any body corporate acting as trustee of a trust where those unitholders or beneficiaries of that trust that are entitled to a majority of the distributions from the trust control the corporate trustee.

Relevant Interest has the meaning given to that term in the Corporations Act.

Share means a fully paid ordinary share in the capital of the Issuer, having all of the rights set out in the Issuer's constitution.

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Tax all forms of present and future taxes, excise, stamp or other duties, imposts, deductions, charges, withholdings, rates, levies or other governmental impositions imposed, assessed or charged by any Government Agency, together with all interest, penalties, fines, expenses and other additional statutory charges relating to any of them, imposed or withheld by a Government Agency.

Trading Day means a day on which the ASX is open for trading but does not include any period of up to 2 consecutive days where the Issuer is in a trading halt.

1.2
Interpretation
(a)
Headings are for convenience only and do not affect interpretation.
(b)
Mentioning anything after includes, including, for example, or similar expressions, does not limit what else might be included.
(c)
The following rules apply unless the context requires otherwise.
(i)
The singular includes the plural, and the converse also applies.
(ii)
A gender includes all genders.
(iii)
If a word or phrase is defined, its other grammatical forms have a corresponding meaning.
(iv)
A reference to a person includes a corporation, trust, partnership, unincorporated body or other entity, whether or not it comprises a separate legal entity.
(v)
A reference to a clause or Schedule is a reference to a clause of, or Schedule to, this Agreement.
(vi)
A reference to an agreement or document (including a reference to this Agreement) is to the agreement or document as amended, supplemented, novated or replaced, except to the extent prohibited by this Agreement or that other agreement or document.
(vii)
A reference to writing includes any method of representing or reproducing words, figures, drawings or symbols in a visible and tangible form.
(viii)
A reference to a party to this Agreement or another agreement or document includes the party's successors, permitted substitutes and permitted assigns (and, where applicable, the party's legal personal representatives).
(ix)
A reference to legislation or to a provision of legislation includes a modification or reenactment of it, a legislative provision substituted for it and a regulation or statutory instrument issued under it.
(x)
A reference to conduct includes an omission, statement or undertaking, whether or not in writing.
(xi)
A reference to a right or obligation of any two or more people comprising a single party confers that right, or imposes that obligation, as the case may be, on each of them severally and each two or more of them jointly. A reference to that party is a reference to each of those people separately (so that, for example, a representation or warranty by that party is given by each of them separately).
(xii)
A reference to a day means a day in the jurisdiction where the relevant obligation is to be performed.
(xiii)
A reference to dollars or AUD$ is to Australian currency.
(xiv)
A reference to USD$ is a reference to United States of America currency.

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1.3
Statements on the basis of knowledge or belief

Any statement made by a party on the basis of its knowledge and belief or awareness is made on the basis that the party has, in order to establish that the statement is true and not misleading in any respect:

(a)
made all reasonable inquiries of the officers, managers, employees and other persons with responsibility for the matters to which the statement relates; and
(b)
if those inquiries would have prompted a reasonable person to make further inquiries, made those further inquiries,

and that, as a result of those inquiries, the party has no reason to doubt that the statement is true and not misleading in any respect.

Conditions Precedent
2.1
Conditions Precedent

The issue of the Convertible Notes under the terms of this Agreement is conditional on the Issuer having delivered to the Investor a written confirmation from an authorised representative of the Issuer confirming:

(a)
the representations and warranties of the Issuer contained in this Agreement are and will be true and correct in all material respects as of the date hereof and the Issue Date (except that representations and warranties made as of a specific date shall be required to be true and correct as of such date only);
(b)
there is no pending suit, action, or proceeding by any Governmental Agency seeking to restrain, preclude, enjoin or prohibit the transactions contemplated by this Agreement; and
(c)
no Shares have been nor will be issued to, and subscribed to by, any of the existing shareholders of the Issuer during the period from the date hereof to the Issue Date.

(the Conditions Precedent).

2.2
Parties must co-operate

Each party must cooperate with the other and do all things reasonably necessary to procure that the Conditions Precedent are fulfilled as soon as reasonably practicable, and in any event on or before the Conditions Precedent End Date.

2.3
Specific obligations of cooperation

Without limiting the generality of clause 2.2:

(a)
each party must make all necessary and appropriate applications and supply all necessary and appropriate information for the purpose of enabling the Conditions Precedent to be fulfilled;
(b)
no party may withdraw or procure the withdrawal of any application made or information supplied under paragraph (a) of this clause 2.3;
(c)
no party may take any action that would or would be likely to prevent or hinder the fulfilment of the Conditions Precedent; and
(d)
each party must:
(i)
supply to the other party copies of all applications made and all information supplied for the purpose of enabling the Conditions Precedent to be fulfilled;

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(ii)
keep the other party informed in a timely manner of the status of any discussions or negotiations with relevant third parties regarding the Conditions Precedent; and
(iii)
promptly notify the other party on becoming aware of the fulfilment of any Conditions Precedent or of any Conditions Precedent becoming incapable of being fulfilled.

2.4
Waiver

The Conditions Precedent can only be waived by the written agreement of the Issuer and the Investor.

2.5
Failure of Conditions Precedent
(a)
Either the Issuer or the Investor may, if not otherwise in material breach of this Agreement, terminate this Agreement by giving written notice to the other party if the Conditions Precedent are not fulfilled before 5.00 pm on the Conditions Precedent End Date.
(b)
On termination under clause 2.5(a), neither party has any obligation or liability to any other party, except in connection with Claims, including any payment obligation that arose on or before termination.

Subscription
3.1
Subscription requirements

Subject to the satisfaction or waiver of the Conditions Precedent, the Investor agrees to:

(a)
subscribe for Convertible Notes on the Issue Date equal to the Aggregate Amount; and
(b)
pay the Aggregate Amount to the Issuer in immediately available funds on the Issue Date and, for the avoidance of doubt, in USD.
3.2
Issue of Convertible Notes

Subject to the Issuer having received the Aggregate Amount from the Investor in accordance with clause 3.1(b), the Issuer must, on the Issue Date:

(a)
issue Convertible Notes having an aggregate Face Value equal to the AUD$ equivalent (at the Determined Exchange Rate) of the Aggregate Amount to the Investor;
(b)
deliver a Convertible Note Certificate to the Investor in respect of the Convertible Notes issued under clause 3.2(a); and
(c)
register Convertible Notes in the name of the Investor in the Issuer's register of convertible note holders equal to the Aggregate Amount.

General terms of issue
4.1
Convertible Notes

Subject to this Agreement and the Listing Rules, Convertible Notes issued to the Investor:

(a)
are convertible into Shares in accordance with clause 8;
(b)
are redeemable in accordance with clause 6;
(c)
are issued for an aggregate Face Value calculated in accordance with clause 3.2(a);
(d)
are not secured;

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(e)
bear interest in accordance with clause 5;
(f)
will not be listed on the ASX or any other public exchange; and
(g)
are not transferable except in compliance with clause 15.7.
4.2
Adjustments

If the Issuer reorganises or reconstructs its capital (including consolidation, subdivision, reduction or return) at any time when there is a Principal Amount outstanding to the Investor, then the Conversion Price, number of Shares to be issued on conversion and/or Convertible Notes will be amended to the extent applicable and, subject to the Listing Rules, to place that Investor in substantially the same position as it would have been had no such event occurred.

4.3
No shareholder rights

Unless converted into a Share in accordance with this Agreement, Convertible Notes do not confer on the Investor (in its capacity as a holder of Convertible Notes) any entitlement to:

(a)
vote at a general meeting of shareholders of the Issuer;
(b)
receive dividends; or
(c)
participate in any issue of securities, unless otherwise permissible under this Agreement or consented in writing by the Issuer.
4.4
Consultation Right
(a)
While the Investor holds Convertible Notes or Shares, subject to clauses (b) and (c) below, the Issuer agrees that before making a non-pro rata issue of Shares (Offer), it will provide the Investor with reasonable advance written notice of the Offer and consult with the Investor in good faith to provide the Investor with a reasonable opportunity to participate in the Offer on equivalent terms to other investors (the Consultation Right).
(b)
This clause does not apply to any potential Offer disclosed to the Investor, in writing and referencing this Agreement, prior to the date of this Agreement or to any Offer:
(i)
to employees of the Issuer under any employee incentive plan approved by shareholders;
(ii)
arising from the exercise, exchange or conversion of any convertible securities issued by the Issuer prior to the date of this Agreement; or
(iii)
under a takeover bid or under a merger by way of a scheme of arrangement under Part 5.1 of the Corporations Act.
(c)
The Issuer shall be under no obligation to comply with the Consultation Right if the Board determines, acting in good faith, after receiving written legal advice from counsel, that compliance with the Consultation Right would be determined to be unenforceable or unlawful by a court or regulatory body or prohibited by the Listing Rules.

Interest
5.1
Interest
(a)
Each outstanding Convertible Note accrues interest on its Face Value, compounded at the Interest Rate, on daily balances on the basis of a 365 day year; provided, that notwithstanding anything contrary herein, in respect of any Convertible Notes converted prior to the Maturity Date, the Interest Rate applicable on the Face Value of those Convertible Notes shall be deemed to be zero (0%) percent.

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(b)
The Issuer must pay interest to the Investor on each outstanding Convertible Note held by the Investor:
(i)
in the amount calculated in accordance with paragraph (a); and
(ii)
in arrears on the Maturity Date.
5.2
Gross up

If the Issuer is required by law to deduct or withhold Taxes from any payment under this clause 5, it must:

(a)
increase the amount of the payment to the Investor to an amount which will result in the receipt by the Investor of the full amount which would have been payable to the Investor if no deduction or withholding had been required;
(b)
make the required deductions and withholdings;
(c)
pay in accordance with the relevant law the full amount deducted or withheld; and
(d)
deliver to the Investor the receipt for each payment.

Actions on Maturity Date
(a)
On the Maturity Date, the Investor shall send a notice to the Issuer in writing that it:
(i)
elects to convert all of its outstanding Convertible Notes pursuant to Section 8.2(a)(iii); or
(ii)
elects to redeem all of the outstanding Convertible Notes.
(b)
Upon receipt of the notice pursuant to clause 6(a):
(i)
if the Investor elects conversion, all of the outstanding Convertible Notes shall be converted pursuant to Section 8.2; or
(ii)
if the Investor elects redemption, the Issuer must redeem the outstanding Convertible Notes by paying to the Investor in USD an amount equal to the USD$ equivalent (at the Determined Exchange Rate) of the outstanding Principal Amount and any interest accrued pursuant to clause 5.1, in full, in immediately available funds, without withholding or deduction.

Payments
7.1
Payment manner

The Issuer must make all payments to the Investor required under this Agreement:

(a)
in full on the due date;
(b)
in immediately available funds;
(c)
unless otherwise provided, without withholding or deduction except to the extent required by law; and
(d)
not later than 5.00 pm on the due date for payment by electronic funds transfer to the account specified in writing by the Investor.
7.2
Payment dates

Any payment by the Issuer required under this Agreement falling due on a day which is not a Business Day must be made on the immediately following Business Day.

Conversion

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8.1
General Restriction

The Investor agrees not to convert any Convertible Notes to the extent that that would result in the Investor and its Associates holding a Relevant Interest in more than 19.99% of the issued Shares (or such other limit prescribed by section 606(1)(c)(i) of the Corporations Act from time to time), except to the extent permitted under section 611 of the Corporations Act.

8.2
Conversion right
(a)
The Investor:
(i)
may elect to convert all or some of its Convertible Notes prior to the Final Conversion Date, which it must do so by giving a written notice (Conversion Notice) to the Issuer specifying:
(A)
the number of Convertible Notes the Investor intends to convert; and
(B)
the aggregate Conversion Amount of those Convertible Notes, plus the accrued interest associated with those number of Convertible Notes (Specified Conversion Amount);
(ii)
must convert all of its outstanding Convertible Notes on the Final Conversion Date, which will be deemed to have occurred in accordance with clause 8.2(b); and
(iii)
may elect to convert all of its outstanding Convertible Notes on the Maturity Date in the event that the Final Conversion Date does not occur prior to the Maturity Date, which it must do so by giving a Conversion Notice to the Issuer specifying:
(A)
the number of outstanding Convertible Notes the Investor intends to convert; and
(B)
the Specified Conversion Amount.
(b)
On the Final Conversion Date, the Investor will be deemed to have given a Conversion Notice:
(i)
for all of its outstanding Convertible Notes as at the Final Conversion Date; and
(ii)
which specifies a Specified Conversion Amount equal to the aggregate Conversion Amount of the outstanding Convertible Notes as at the Final Conversion Date.
(c)
The Issuer must, within 5 Business Days of its receipt or deemed receipt of a Conversion Notice, issue a number of Shares to the Investor calculated by the following formula:

Number of Shares =	Specified Conversion Amount
Conversion Price

(d)
To the extent that the calculation in clause 8.2(c) does not result in a round number of Shares, the number will be rounded up to the next whole number of Shares.
(e)
The issue of Shares pursuant to the operation of this clause 8 constitutes repayment by the Issuer to the Investor of:
(i)
the Principal Amount in respect of all the converted Convertible Notes; and
(ii)
all interest accrued in respect of all the converted Convertible Notes.
(f)
The Issuer will not be in breach of its obligation to issue Shares within the time as required under clause 8.2(c) if the Conversion Notice is received during a period in which the register of members of the Issuer is closed generally or for the purpose of establishing entitlement to any dividend, distribution or other rights attaching to the

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Shares provided that the Issuer issues the Shares otherwise in accordance with clause 8.2(c) on the first Trading Day after the expiry of such period.
(g)
Interest on a Convertible Note which is the subject of a Conversion Notice ceases to accrue on the Conversion Date.
8.3
Issuer to procure quotation
(a)
Shares issued on the conversion of a Convertible Note rank in all respects equally with the Shares on issue at the date and time of issue.
(b)
The Investor agrees to be bound by the Issuer's constitution on issue of any Shares under this Agreement.
(c)
The Issuer agrees to:
(i)
apply for quotation of the Shares issued on the conversion of a Convertible Note at its own cost and use its best endeavours to obtain quotation of the Shares issued on the conversion of a Convertible Note on the ASX within 2 Trading Days of issue;
(ii)
procure that it or its share registry will make appropriate entries in its Share register and register of convertible note holders as soon as reasonably practicable on, or in any event within thirty (30) calendar days from, the date the Shares are issued and the Convertible Notes are converted; and
(iii)
procure that a holding statement in respect of those Shares is delivered to the Investor within 2 Business Days of such quotation.
(d)
The Issuer must give to ASX a notice that complies with sub-section 708A(12C)(e) of the Corporations Act, as modified by ASIC Instrument 2016/82 on the date the Convertible Notes are issued. If the Issuer is unable to issue such a notice, it must issue a notice in respect of any Shares issued on Conversion that complies with section 708A(5)(e) of the Corporations Act. If the Issuer is unable to issue a notice in respect of any Shares issued on Conversion that complies with section 708A(5)(e) of the Corporations Act the Issuer must lodge a prospectus within 20 Business Days of the issue of Shares prepared in accordance with the Corporations Act and do all such things necessary to satisfy section 708A(11) of the Corporations Act to ensure that an offer for sale of the Shares does not require disclosure.

Convertible Note Certificates
9.1
On conversion

On each occasion which the Investor delivers a Conversion Notice to the Issuer, that Investor must also deliver or procure the delivery of the related Convertible Note Certificate. To the extent that the Investor on any occasion does not convert all of the Convertible Notes to which a Convertible Note Certificate relates, the Issuer must issue and deliver a replacement Convertible Note Certificate for the balance to the Investor on the date on which it issues the Shares resulting from the conversion.

9.2
Loss or destruction

If a Convertible Note Certificate is lost or destroyed, then:

(a)
on proof of the loss or destruction to the satisfaction of the Board; or
(b)
on evidence satisfactory to the Board that the Issuer will be indemnified for the issue of a new Convertible Note Certificate and any of out-of-pocket expenses,

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a new Convertible Note Certificate will be sent to the Investor. The Investor indemnifies the Issuer for any loss, cost, damage or expense suffered by the Issuer as a result of the Convertible Note Certificate being lost, destroyed or replaced.

Cancellation of Convertible Note

A Convertible Note is automatically cancelled on conversion or redemption in full and will not be re-issued.

Obligations of Issuer
11.1
Restrictions on the Issuer

From the date of this Agreement to the conversion or redemption in full of the Convertible Notes the Issuer must not without the prior written consent of the Investor:

(a)
(business):
(i)
cease, wind-up, liquidate, or dissolve its business;
(ii)
initiate a bankruptcy or insolvency proceeding;
(iii)
change the general nature of its business;
(iv)
sell, lease, license, encumber, transfer or otherwise dispose its material assets; or
(v)
dispose of its business as a whole; or
(b)
(constitution) amend its constitution in a way that has, or could have, a material adverse effect on the Investor.
11.2
Positive undertakings

From the date of this Agreement to the conversion or redemption in full of the Convertible Notes, the Issuer must:

(a)
(corporate existence): perform any action necessary to maintain its corporate existence in good standing;
(b)
(listing): perform any action necessary to maintain quotation of its Shares on the ASX;
(c)
(Events of Default): procure that no Event of Default occurs; and
(d)
(notification): promptly notify the Investor of the occurrence of any Event of Default.

Representations
12.1
Issuer Warranties

Except to the extent disclosed by the Issuer as an announcement on the ASX prior to the date of this Agreement or, disclosed to the Investor in writing prior to the date of this Agreement, the Issuer warrants and represents to and for the benefit of the Investor that as at the date of this Agreement and the Issue Date:

(a)
(status) it is a body corporate validly existing under the laws of its place of incorporation or establishment;
(b)
(corporate power) it has the corporate power to enter into and perform its obligations under this Agreement and to carry out the transactions contemplated by this Agreement;
(c)
(corporate action) it has taken all necessary corporate action to authorise the entry into and performance of this Agreement and to carry out the transactions contemplated by

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this Agreement. On the Issue Date, full beneficial title in the Convertible Notes issued pursuant to clause 3.2 will vest in the Investor;

(d)
(accuracy and completeness):
(i)
all information relating to the Issuer and the Group and the Issuer and/or the Group’s operations provided to the Investor or its advisers in connection with the proposed investment by the Investor in the Issuer as contemplated by this Agreement, and all information publicly disclosed by the Issuer, is true in all material respects and is not by omission or otherwise misleading or deceptive in any material respect;
(ii)
nothing has occurred which renders any of the material which has been disclosed to the Investor or its advisers, or which has been publicly disclosed by the Issuer, inaccurate in any material respect; and
(iii)
the Issuer has responded to all of the requests for information submitted to them in writing through by the Investor or its advisers in good faith and all such responses are true and accurate in all material respects;
(e)
(disclosure compliance) it has complied with all its disclosure requirements under the Corporations Act and the Listing Rules and there is no material information or circumstance which the Issuer is obliged to notify ASX about, pursuant to Listing Rule 3.1 and it has not withheld any information in reliance on the exemption in Listing Rule 3.1A (other than the existence of this Agreement and the transactions contemplated by it);
(f)
(compliance with laws) the Issuer and the Group have in all material respects complied with all laws, regulations and Authorisations applicable to the conduct of their business, and no Government Agency has alleged in writing that any entity within the Group is in contravention of any laws, regulations or licenses applicable to that entity of the Group that will, or would reasonably be likely to, have a material adverse effect on that entity;
(g)
(binding obligation) this Agreement is its valid and binding obligation;
(h)
(share issues) there are no agreements, arrangements or understandings in force or securities issued which call for the present or future issue of, or grant to any person the right to require the issue of, any Shares or other securities in the Issuer and the Convertible Notes issued pursuant to clause 3.2 will not be issued in violation of any pre- emptive or other similar rights;
(i)
(no contravention) neither the entry into nor performance by it of this Agreement nor any transaction contemplated under this Agreement violates in any material respect any provision of any judgment binding on it, its constituent documents, any law or any document, agreement or other arrangement binding on it or its assets;
(j)
(consents/approvals) except for the approval of ASX for quotation of the Shares to be issued on conversion of the Convertible Notes to the Official List of ASX, no consent, approval, Authorisation, order, registration or qualification of or with any Government Agency or any other person is required for the Issuer to perform its obligations under this Agreement;
(k)
(no finder) neither the Issuer nor any party acting on its behalf has paid or become liable to pay any fee or commission to any broker, finder or intermediary for or on account of transactions contemplated by this Agreement;
(l)
(solvency) no Group Member is Insolvent;
(m)
(Employee):

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(i)
each Group Member has complied in all material respects with all obligations arising under law, equity or statute, award, enterprise agreement or other instrument made or approved under any law with respect to its employment of its Employees (including its former employees and under Australian modern awards);
(ii)
as at the date of this Agreement, no Group Member has agreed to a share incentive scheme or share option scheme with an Employee or other person beyond those amounts contained in the information provided to the Investor; and
(iii)
so far as the Group is aware, there are no outstanding Claims, nor have there been any Claims within the 3 years preceding the date of this Agreement:
(A)
by or on behalf of any Employee or any former employee of a Group Member against any Group Member; or
(B)
by or on behalf of any Group Member against any Employee or any former employee of a Group Member; and
(n)
(no material adverse change) since 31 December 2022, there has been no material adverse change in the financial condition or prospects of the Group.
12.2
Investor Warranties

The Investor warrants and represents to and for the benefit of the Issuer that as at the date of this Agreement:

(a)
(corporate powers): if the Investor is a corporation:
(i)
it is duly incorporated and validly existing under the law of the country or jurisdiction of its incorporation or registration;
(ii)
it has full corporate power to own its assets and create and perform its obligations under, and perform any business activity as contemplated by this Agreement;
(iii)
it has procured any necessary corporate consent for the execution and performance of the Agreement in compliance with its provisions; and
(iv)
this Agreement has been executed in compliance with its constituent documents and constitutes a valid and enforceable legal liability of the Investor in compliance with its provisions;
(b)
(no disclosure document required) in respect of all offers of securities made pursuant to this Agreement, no disclosure, registration, qualification or any other action is required to be undertaken by the Issuer in the jurisdiction of the Investor;
(c)
(advice) it has obtained or has had the opportunity to obtain independent advice on its investment in the Issuer and subscription for the Convertible Notes, or it has waived its right to independent advice, and has not relied on any representations or warranties made by the Issuer, its directors, officers, agents, employees and advisers except as set out in this Agreement; and
(d)
(sophisticated investors) it is a sophisticated investor for the purposes of section 708(8) of the Corporations Act, experienced in investing in securities of a speculative nature and as such has knowledge and experience of financial and business matters and is capable of independently assessing the merits and deficiencies of an investment in the Issuer.
12.3
Survival and independence

The Issuer Warranties and Investor Warranties survive the execution and completion of this Agreement. Each Issuer Warranty and Investor Warranty is separate and independent and not

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limited by reference to any other Issuer Warranty or Investor Warranty or any notice or waiver given by any party in connection with anything in this Agreement.

12.4
Reliance
(a)
The Issuer acknowledges that the Investor enters into this Agreement in reliance on the Issuer Warranties.
(b)
The Investor acknowledges that the Issuer enters into this Agreement in reliance on the Investor Warranties.

Default and Early Redemption
13.1
Events of Default

The following are Events of Default:

(a)
(failure to issue Shares): subject to clause 8.2(f), the Issuer has not issued the relevant number of Shares to the Investor 5 Business Days after its receipt of a Conversion Notice;
(b)
(payment): the Issuer fails to pay any cash amount due under this Agreement on its due date or within 5 Business Days after its due date;
(c)
(insolvency): the Issuer becomes Insolvent;
(d)
(winding up): an order is made or an effective resolution passed for the winding-up or dissolution, judicial management or administration of the Issuer or any of its subsidiaries, or the Issuer or any of its subsidiaries ceases or threatens to cease to carry on all or substantially all of its business or operations;
(e)
(unlawful): it is or becomes unlawful for:
(i)
the Issuer to perform or comply with any one or more of its obligations under any of the Convertible Notes or this Agreement; or
(ii)
the Investor to convert any Convertible Notes or hold any Shares (except where this is due to a fault on the part of the Investor because clause 8.1 applies);
(f)
(restrictions): the Issuer breaches any of its restrictions under clause 11.1;
(g)
(breach of this Agreement): the Issuer breaches any of its obligations under this Agreement or the Joint Development Agreement; and
(h)
(failure to obtain quotation): the Issuer fails to procure quotation of the Shares issued on the conversion of a Convertible Note pursuant to clause 8.3.
13.2
Consequences of default

If an Event of Default occurs and continues unremedied for a period of 30 calendar days, the Investor may declare at any time by notice to the Issuer that:

(a)
the entire outstanding Principal Amount of the Investor, together with accrued and unpaid Interest in accordance with clause 5, and all other amounts accrued or outstanding under this Agreement or the Convertible Notes (Default Payment Amount), is either:
(i)
payable on demand; or
(ii)
immediately due for payment and payable,

and the Issuer must redeem all the Convertible Notes on issue for the Investor by paying to the Investor in USD an amount equal to the USD$ equivalent (at the Determined Exchange Rate) of the Default Payment Amount;

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(b)
the obligations of the Investor in this Agreement are terminated; and
(c)
the Investor may exercise any or all of its rights, remedies, powers or discretions under this Agreement.

The making of such declaration gives immediate effect to its provisions.

GST
14.1
Definitions

In this clause 14:

(a)
the expressions Consideration, GST, Input Tax Credit, Recipient, Supply, Tax Invoice and Taxable Supply have the meanings given to those expressions in the A New Tax System (Goods and Services Tax) Act 1999 (GST Act); and
(b)
Supplier means any party treated by the GST Act as making a Supply under this Agreement.
14.2
Consideration is GST exclusive

Unless otherwise expressly stated, all prices or other sums payable or Consideration to be provided under or in accordance with this Agreement are exclusive of GST.

14.3
Payment of GST
(a)
If GST is imposed on any Supply made under or in accordance with this Agreement, the Recipient of the Taxable Supply must pay to the Supplier an additional amount equal to the GST payable on or for the Taxable Supply, subject to the Recipient receiving a valid Tax Invoice in respect of the Supply at or before the time of payment.
(b)
Payment of the additional amount must be made at the same time and in the same way as payment for the Taxable Supply is required to be made in accordance with this Agreement.
14.4
Reimbursement of expenses

If this Agreement requires a party (the First Party) to pay for, reimburse, set off or contribute to any expense, loss or outgoing (Reimbursable Expense) suffered or incurred by the other party (the Other Party), the amount required to be paid, reimbursed, set off or contributed by the First Party will be the sum of:

(a)
the amount of the Reimbursable Expense net of Input Tax Credits (if any) to which the Other Party is entitled in respect of the Reimbursable Expense (Net Amount); and
(b)
if the Other Party's recovery from the First Party is a Taxable Supply, any GST payable in respect of that Supply,

such that after the Other Party meets the GST liability, it retains the Net Amount.

14.5
No GST

The parties are contracting on the understanding that GST is not applicable to the transactions undertaken pursuant to this Agreement.

General
15.1
Confidentiality
(a)
This Agreement and the transactions contemplated by it, including the issue and terms of the Convertible Note are strictly confidential and may not be disclosed by either party to

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anyone (other than their professional advisors) without first obtaining the prior written consent of the other party provided that nothing in this Agreement restricts either party from complying with its obligations at law or under the Listing Rules.

(b)
To the extent disclosure is required by law or under the Listing Rules or to comply with ASIC Instrument 2016/82 or the Corporations Act, each party must, subject to the law and the Listing Rules, use their best endeavours to give 2 Business Days advance notice, consult in good faith and obtain the other party's prior approval to any such intended or reasonably foreseeable disclosure.
15.2
Entire Agreement

This Agreement contains the entire agreement between the parties with respect to its subject matter. It sets out the only conduct, representations, warranties, covenants, conditions, agreements or understandings (collectively Conduct) relied on by the parties and supersedes all earlier Conduct by or between the parties in connection with its subject matter. Neither party has relied on or is relying on any other Conduct in entering into this Agreement and completing the transactions contemplated by it.

15.3
Further assurances

Each party must do anything necessary or desirable (including executing agreements and documents) to give full effect to this Agreement and the transactions contemplated by it.

15.4
No waiver
(a)
No acquiescence, waiver or other indulgence granted by either party to any other party will in any way discharge or relieve that other party from any of its other obligations under this Agreement.
(b)
A failure to exercise or a delay in exercising any right, power or remedy under this Agreement does not operate as a waiver. A single or partial exercise or waiver of the exercise of any right, power or remedy does not preclude any other or further exercise of that or any other right, power or remedy. A waiver is not valid or binding on the party granting that waiver unless made in writing. For the avoidance of doubt, the doctrine of affirmation by election will not apply to any failure by a party to exercise, or delay by a party in exercising any right, power, or remedy under this Agreement.
15.5
Severability

Any provision of this Agreement which is prohibited or unenforceable in any jurisdiction will be ineffective as to that jurisdiction to the extent of the prohibition or unenforceability. That will not invalidate the remaining provisions of this Agreement nor affect the validity or enforceability of that provision in any other jurisdiction.

15.6
Successors and assigns

This Agreement binds and benefits the parties and their respective successors and permitted assigns.

15.7
No assignment

Neither party can assign, charge, create a security interest over, encumber or otherwise deal with any of its rights or obligations under this Agreement, or attempt or purport to do so, without the prior written consent of the other party.

15.8
Consents and approvals

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Where anything depends on the consent or approval of a party then, unless this Agreement provides otherwise, that consent or approval may be given conditionally or unconditionally or withheld, in the absolute discretion of that party.

15.9
Amendment

This Agreement may be amended only by another agreement executed by all the parties.

15.10
Costs

Each party must bear its own costs arising out of the negotiation, preparation and execution of this Agreement. All duty (including any fines, penalties and interest) payable on or in connection with this Agreement and any instrument executed under or any transaction evidenced by this Agreement must be borne equally by the parties.

15.11
Governing law and jurisdiction

This Agreement is governed by the laws of Queensland. Any dispute arising out of or in connection with this Agreement, including any question regarding its existence, validity or termination, shall be referred to and finally resolved by arbitration administered by the Singapore International Arbitration Centre in accordance with the Arbitration Rules of the Singapore International Arbitration Centre for the time being in force, which rules are deemed to be incorporated by reference in this clause. The seat of the arbitration shall be Singapore, and the tribunal shall consist of 3 arbitrators. The language of the arbitration shall be English.

15.12
Electronic signatures
(a)
To the extent permitted by law, a party may sign this Agreement electronically, including by using software or a platform for the electronic execution of contracts.
(b)
A print out of the executed Agreement once all parties signing electronically have done so, will be an executed original counterpart of this Agreement, irrespective of which party prints it.
(c)
Each party that signs this Agreement electronically represents and warrants that it or anyone signing on its behalf:
(i)
has been duly authorised to enter into and execute this Agreement electronically and to create obligations that are valid and binding obligations on the party;
(ii)
has affixed their own electronic signature; and
(iii)
where applicable, holds the position or title indicated under their electronic signature,

and each party is estopped from asserting otherwise.

(d)
No person may challenge the validity of this Agreement by virtue only of the fact that it has been electronically signed by or on behalf of any party.
15.13
Notices

Any notice, demand, consent or other communication (a Notice) given or made under this Agreement:

(a)
must be in writing and signed by the sender or a person duly authorised by the sender (or in the case of email, set out the first and last name and position or title of the sender or person duly authorised by the sender);
(b)
subject to paragraph (c), must be delivered to the intended recipient by prepaid post (if posted to an address in another country, by registered airmail) or by hand or email to the

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address or email address most recently notified by the intended recipient to the sender. Until further notice, that recipient, address and email address is as below:

(i)	to the Issuer:	Address: Level 8, 46 Edward Street, Brisbane QLD 4000
Email: chris@novonixgroup.com Attention: Chris Burns With a copy to: Address: Level 26, 480 Queen Street, Brisbane City, QLD 4000 Email: Chelsey.Drake@allens.com.au Attention: Chelsey Drake

(ii)	to the Investor:	Address: Parc. 1 Tower 108, Yeoui-daero,
Yeongdeungpo-gu, Seoul, 07335, the Republic of Korea Email: youngs.kwon@lgensol.com Attention: Youngseop Kwon and Email: ellie.jun@lgensol.com Attention: Ellie Jun

(c)
will be taken to satisfy the obligations in paragraph (b) if:
(i)
where a party changes its address and fails to notify the other parties of the new address, the Notice is delivered to the intended recipient at that new address; and
(ii)
where an individual named in paragraph (b) ceases to work in the relevant role or ceases to work for the relevant party and the relevant party fails to notify the other parties in accordance with this clause 15.13 of an alternative individual to whom Notices should be addressed (and, if relevant, an alternative email address to which Notices should be sent), the Notice is addressed to (and, if relevant, delivered to the email address of) an individual in the same or equivalent role at the intended recipient; and
(d)
will be conclusively taken to be duly given or made and received:
(i)
in the case of delivery in person, when delivered;
(ii)
in the case of delivery by express post, to an address in the same country, two Business Days after the date of posting;
(iii)
in the case of delivery by any other method of post, six Business Days after the date of posting (if posted to an address in the same country) or 10 Business Days after the date of posting (if posted to an address in another country); and
(iv)
in the case of email, at the earliest of:
(A)
the time that the sender receives an automated message from the intended recipient's information system confirming delivery of the email;
(B)
the time that the intended recipient confirms receipt of the email by reply email; and

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(C)
three hours after the time the email is sent (as recorded on the device from which the sender sent the email) unless the sender receives, within that three hour period, an automated message that the email has not been delivered, but if the result is that a Notice would be taken to be given or madeand received:

(v)
in the case of delivery by hand or post, at a time that is later than 5pm;
(vi)
in the case of delivery by email, at a time that is later than 7pm; or
(vii)
on a day that is not a Business Day,

in the place specified by the intended recipient as its postal address under paragraph (b), it will be conclusively taken to have been duly given or madeand received at the start of business on the next business day in that place.

15.14
Counterparts
(a)
This Agreement may be executed in any number of counterparts, each executed by one or more parties. All of the counterparts together constitute the one document, as if the signatures on the counterparts were on a single copy of this Agreement.
(b)
To the extent permitted by law, a counterpart may be executed electronically. A party may do this by executing a full counterpart of this Agreement and delivering or electronically transmitting the counterpart to each other party or their representative.
(c)
Signatures on behalf of one party that are on different counterparts will be taken to be, and have the same effect as, signatures on the same counterpart and on a single copy of this Agreement.
15.15
No right of set-off

Unless this Agreement expressly provides otherwise, a party has no right of set-off against a payment due to another party.

15.16
Relationship of parties

Unless this Agreement expressly provides otherwise, nothing in this Agreement may be construed as creating a relationship of partnership, of principal and agent or of trustee and beneficiary.

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Schedule 1

Party Details

Investor	Notice Details
LG Energy Solution, Ltd	Parc. 1 Tower 108, Yeoui-daero, Yeongdeungpo- gu, Seoul, 07335, the Republic of Korea
Aggregate Amount	USD$ 30 million

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Schedule 2

Convertible Note Certificate

NOVONIX Limited

ACN 157 690 830

(Issuer)

CONVERTIBLE NOTE CERTIFICATE

This is to certify that

[*]

is the registered holder of [No. of Notes] Convertible Notes issued by the Issuer having an aggregate Principal Amount of AUD $[*] on and subject to the terms and conditions contained in the Convertible Note Agreement dated [*].

Dated:

Executed by NOVONIX Limited (ACN 157 690

830) in accordance with section 127 of the

Corporations Act 2001 (Cth):

Signature of director	Signature of director / company secretary

Print Name	Print Name

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Executed as an Agreement.

Signed on behalf of NOVONIX Limited (ACN 157 690 830) by its authorised representative:

Chris Burns
Print Name

CEO
Title

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Executed as an Agreement

Signed on behalf of LG Energy Solution, Ltd. by its authorised representative:

Signature

Kwon Youngsoo
Print Name

CEO
Title